As filed with the Securities and Exchange Commission on May 20, 2024

Registration No. 333-205220

Registration No. 333-211197

Registration No. 333-223965

Registration No. 333-225792

Registration No. 333-230369

Registration No. 333-230372

Registration No. 333-237479

Registration No. 333-239233

Registration No. 333-254446

Registration No. 333-258674

Registration No. 333-263652

Registration No. 333-270806

Registration No. 333-270807

Registration No. 333-278079

Registration No. 333-278080

Registration No. 333-218134

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-205220

FORM S-8 REGISTRATION STATEMENT NO. 333-211197

FORM S-8 REGISTRATION STATEMENT NO. 333-223965

FORM S-8 REGISTRATION STATEMENT NO. 333-225792

FORM S-8 REGISTRATION STATEMENT NO. 333-230369

FORM S-8 REGISTRATION STATEMENT NO. 333-230372

FORM S-8 REGISTRATION STATEMENT NO. 333-237479

FORM S-8 REGISTRATION STATEMENT NO. 333-239233

FORM S-8 REGISTRATION STATEMENT NO. 333-254446

FORM S-8 REGISTRATION STATEMENT NO. 333-258674

FORM S-8 REGISTRATION STATEMENT NO. 333-263652

FORM S-8 REGISTRATION STATEMENT NO. 333-270806

FORM S-8 REGISTRATION STATEMENT NO. 333-270807

FORM S-8 REGISTRATION STATEMENT NO. 333-278079

FORM S-8 REGISTRATION STATEMENT NO. 333-278080

POST-EFFECTIVE AMENDMENT NO. 2 ON

FORM S-8 TO FORM S-4 REGISTRATION STATEMENT NO. 333-218134

UNDER

THE SECURITIES ACT OF 1933

ALPINE IMMUNE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-8969493
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

188 East Blaine Street, Suite 200

Seattle, WA 98102

(206) 788-4545

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N30 Pharmaceuticals, Inc. 2012 Stock Incentive Plan

Nivalis Therapeutics, Inc. 2015 Equity Incentive Plan

Nivalis Therapeutics, Inc. Employee Stock Purchase Plan

Employment Inducement Awards

Amended and Restated 2015 Stock Plan, as amended

2015 Equity Incentive Plan

2018 Equity Incentive Plan, as amended

Stand-Alone Inducement Stock Option Grants

Alpine Immune Sciences, Inc. (now known as AIS Operating Co., Inc.) Amended and Restated 2015 Stock Plan, as amended

(Full Titles of the Plans)

Jonathan Biller

Secretary

Alpine Immune Sciences, Inc.

50 Northern Avenue

Boston, Massachusetts 02210

Telephone: (617) 341-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Graham Robinson Skadden, Arps, Slate, Meagher & Flom LLP 500 Boylston Street Boston, MA 02116 (617) 573-4850	Faiz Ahmad Skadden, Arps, Slate, Meagher & Flom LLP One Rodney Square 920 N. King Street Wilmington, DE 19899 (302) 651-3250

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

Alpine Immune Sciences, Inc., a Delaware corporation (the “Company”), is filing with the U.S. Securities and Exchange Commission (the “Commission”) these post-effective amendments (the “Post-Effective Amendments”) to deregister any and all securities of the Company, previously registered but unsold or otherwise unissued under the following Registration Statements on Form S-8 as of the date hereof (the “Registration Statements”):

•

Registration Statement No. 333-205220, filed with the Commission on June 25, 2015, which registered (i) 1,288,174 shares of common stock of the Company, par value $0.001 per share (the “Company Common Stock”), under the N30 Pharmaceuticals, Inc. 2012 Stock Incentive Plan, (ii) 1,081,700 shares of Company Common Stock under the Nivalis Therapeutics, Inc. 2015 Equity Incentive Plan and (iii) 231,800 shares of Company Common Stock under the Nivalis Therapeutics, Inc. Employee Stock Purchase Plan;

•	Registration Statement No. 333-211197, filed with the Commission on May 6, 2016, which registered 325,000 shares of Company Common Stock pursuant to the Employment Inducement Awards;

•

Registration Statement No. 333-223965, filed with the Commission on March 28, 2018, which registered (i) 519,624 shares of Company Common Stock under the Amended and Restated 2015 Stock Plan, as amended and (ii) 1,079,407 shares of Company Common Stock under the 2015 Equity Incentive Plan;

•	Registration Statement No. 333-225792, filed with the Commission on June 21, 2018, which registered 2,874,314 shares of Company Common Stock under the 2018 Equity Incentive Plan;

•	Registration Statement No. 333-230369, filed with the Commission on March 18, 2019, which registered 692,710 shares of Company Common Stock under the 2018 Equity Incentive Plan;

•	Registration Statement No. 333-230372, filed with the Commission on March 18, 2019, which registered 150,000 shares of Company Common Stock pursuant to the Stand-Alone Inducement Stock Option Grant;

•	Registration Statement No. 333-237479, filed with the Commission on March 30, 2020, which registered 929,394 shares of Company Common Stock under the 2018 Equity Incentive Plan;

•	Registration Statement No. 333-239233, filed with the Commission on June 17, 2020, which registered 743,515 shares of Company Common Stock under the 2018 Equity Incentive Plan, as amended;

•	Registration Statement No. 333-254446, filed with the Commission on March 18, 2021, which registered 1,190,159 shares of Company Common Stock under the 2018 Equity Incentive Plan, as amended;

•	Registration Statement No. 333-258674, filed with the Commission on August 10, 2021, which registered 160,000 shares of Company Common Stock pursuant to the Stand-Alone Inducement Stock Option Grant;

•	Registration Statement No. 333-263652, filed with the Commission on March 17, 2022, which registered 1,500,000 shares of Company Common Stock under the 2018 Equity Incentive Plan, as amended;

•	Registration Statement No. 333-270806, filed with the Commission on March 23, 2023, which registered 160,000 shares of Company Common Stock pursuant to the Stand-Alone Inducement Stock Option Grant;

•	Registration Statement No. 333-270807, filed with the Commission on March 23, 2023, which registered 1,500,000 shares of Company Common Stock under the 2018 Equity Incentive Plan, as amended;

•	Registration Statement No. 333-278079, filed with the Commission on March 20, 2024, which registered 1,500,000 shares of Company Common Stock under the 2018 Equity Incentive Plan, as amended;

•	Registration Statement No. 333-278080, filed with the Commission on March 20, 2024, which registered 185,000 shares of Company Common Stock pursuant to the Stand-Alone Inducement Stock Option Grant;

•

Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement No. 333-218134, filed with the Commission on September 11, 2017, pertaining to the registration of 1,192,496 shares of Company Common Stock under the Alpine Immune Sciences, Inc. (now known as AIS Operating Co., Inc.) Amended and Restated 2015 Stock Plan, as amended.

Pursuant to the Agreement and Plan of Merger, dated as of April 10, 2024, by and among Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (“Parent”), Adams Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, Merger Sub merged with and into the Company with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). The Merger became effective on May 20, 2024, upon the filing of a certificate of merger with the Secretary of State of the State of Delaware.

As a result of the Merger, the Company has terminated all offerings and sales pursuant to the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offerings, the Company hereby removes from registration the securities registered but remaining unsold under the Registration Statements as of the date of these Post-Effective Amendments. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities. After these Post-Effective Amendments become effective, there will be no remaining securities registered by the Company pursuant to the Registration Statements.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Massachusetts, on May 20, 2024.

ALPINE IMMUNE SCIENCES, INC.

By:	/s/ Jonathan Biller
Name:	Jonathan Biller
Title:	Secretary

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments.